Exhibit 99.1

Investor Relations Contact:

Karen Fisher

DivX, Inc.

858-882-6415

kfisher@divxcorp.com

Media Contact:

Tom Huntington

DivX, Inc.

858-882-0672

thuntington@divxcorp.com

DivX, Inc. Reports Record Fourth Quarter and Fiscal Year 2007

Financial Results

DivX is Delivering on Its Strategy of High-Quality Digital Video on Any Device

SAN DIEGO, CA- March 11, 2008 — DivX, Inc. (NASDAQ:DIVX), a digital media company, today announced results for the fourth quarter and fiscal year ended December 31, 2007.

The Company reported record revenue for the fourth quarter of $24.5 million, an increase of 47% compared to revenue of $16.7 million reported in the fourth quarter of last year. GAAP net income in the fourth quarter of 2007 was approximately $3.7 million, or $0.11 per diluted share. DivX generated non-GAAP net income of $5.6 million, or $0.16 per diluted share. Non-GAAP net income and EPS excludes (1) non-cash share-based compensation of approximately $6.4 million ($3.8 million, or $0.11 per diluted share, net of related taxes); (2) Stage6 operating costs of approximately $3.5 million ($2.1 million, or $0.06 per diluted share, net of related taxes); (3) impairment of acquired intangible assets attributable to the write-off of additional milestones related to Veatros of approximately $750,000 ($450,000, or $0.01 per diluted share, net of related taxes); and (4) amortization of purchased intangible assets related to MainConcept of $271,000 ($163,000, net of related taxes). These four items were offset by an income tax benefit during the fourth quarter from the release of valuation allowances of approximately $4.6 million, or $0.13 per diluted share.

“During 2007, we experienced significant growth across all areas of our business and made real strides toward creating a global standard for high-quality digital video on any device or platform,” said Kevin Hell, Chief Executive Officer of DivX. “Specifically, we extended our footprint into key emerging product categories including Blu-ray and mobile devices, launched DivX Connected, and secured format approval from a major Hollywood studio. In 2008, our focus will be on execution as we prudently invest to extend these exciting wins while closely managing profitability. DivX is emerging as the open alternative to Apple, giving consumers the freedom and control to enjoy digital video anywhere they choose.”

“2007 was a solid year for DivX, highlighted by strong revenue growth and record operating cash flows,” said Dan Halvorson, DivX’s Chief Financial Officer. “The focus for 2008 will be our highly profitable core licensing business and other key growth strategies balanced with managing our investments for growth and delivering shareholder value.”

For the fiscal year ended December 31, 2007, the Company reported record revenue of $84.9 million, an increase of 43% compared to revenue of $59.3 million reported in the 2006 fiscal year. GAAP net income for the 2007 fiscal year was approximately $9.2 million, or $0.26 per diluted share. DivX generated non-GAAP net income in the 2007 fiscal year of $20.1 million, or $0.57 per diluted share. Non-GAAP EPS excludes (1) non-cash share-based compensation of approximately $11.8 million ($7.1 million, or $0.20 per diluted share, net of related taxes); (2) Stage6 operating costs of approximately $10.9 million ($6.5 million, or $0.18 per diluted share, net of related taxes); (3) impairment of acquired intangible assets attributable to the write-off of additional milestones related to Veatros of approximately $3.0 million ($1.8 million, or $0.05 per diluted share, net of related taxes); and (4) amortization of purchased intangible assets related to MainConcept of $271,000 ($163,000, net of related taxes). These four items were offset by an income tax benefit during the fourth quarter from the release of valuation allowances of approximately $4.6 million, or $0.13 per diluted share.

Q1 and 2008 Outlook

“Let me address guidance for the first quarter 2008, as well as guidance for the full year,” said Halvorson. “We have less visibility in the back half of the year and therefore are taking a measured approach toward our annual guidance, but we do expect our non-GAAP projected EBITDA to be in the range of 25 to 30 percent for the full year 2008.”

The following table summarizes the Company’s financial guidance for the first quarter and the full 2008 fiscal year. These estimates are based on the Company’s current business outlook as of the date of this press release and are based on:

1.	A projected effective tax rate of 40% for the first quarter and the full 2008 fiscal year which is dependant on the effective tax rates in various domestic and foreign jurisdictions;

2.	Anticipated non-cash share-based compensation of approximately $2.5 million ($1.5 million, or $0.04 per diluted share, net of related taxes) for the first quarter 2008, and approximately $10 million ($6 million, or $0.16 per diluted share, net of related taxes) for the full 2008 fiscal year;

3.	Stage6 operating costs and related accruals of approximately $4.0 million ($2.4 million, or $0.07 per diluted share, net of related taxes) for the first quarter and the full 2008 fiscal year;

4.	Impairment of acquired intangible assets attributable to the write-off of additional milestones related to Veatros of approximately $1.0 million ($0.6 million, or $0.02 per diluted share, net of related taxes) for the first quarter 2008; and approximately $300,000 ($180,000, or less than a penny per diluted share, net of related taxes) for the balance of the 2008 fiscal year;

5.	Amortization of purchased intangible assets related to MainConcept of approximately $550,000 ($330,000, or $0.01 per diluted share, net of related taxes) for the first quarter 2008; and approximately $2.2 million ($1.3 million, or $0.04 per diluted share, net of related taxes) for the full 2008 fiscal year;

6.	Expected revenue for technology licensing of approximately 75% for the first quarter and between 75% and 85% for the balance of the 2008 fiscal year; expected revenue for media and other distribution and services of approximately 25% for the first quarter and between 15% and 25% for the balance of the 2008 fiscal year.

The full 2008 fiscal year guidance does not include any impact from the Company’s recently announced stock repurchase program which allows for the Company to repurchase up to $20 million of its common stock.

	Q1 ‘08 Guidance	FY ‘08 Guidance
Revenue (in millions)	$24.5 - $25.5	$95 - $100

GAAP Earnings Per Share	$(0.01)- $0.01	$0.14 - $0.22

Adjustments:

Non-cash share-based compensation, net of income tax	$0.04	$0.16

Stage6 related costs, net of income tax	$0.07	$0.07

Impairment of intangible asset, net of income tax	$0.02	$0.03

Amortization of purchased intangibles, net of income tax	$0.01	$0.04

DivX Core Non-GAAP EPS, Diluted	$0.13 - $0.15	$0.44 - $0.52

Added Halvorson, “We anticipate that product development expenses in 2008 will increase as a percentage of revenue given our investment in new emerging product categories. In addition, we expect revenue and deferred revenue to fluctuate from quarter-to-quarter as we integrate and adjust the form of MainConcept’s customer terms to traditional DivX terms and conditions.”

Quarterly Conference Call

DivX, Inc. will discuss its fourth quarter and annual 2007 results via teleconference at 4:30 p.m. ET or 1:30 p.m. PT today, March 11, 2008. To access the call, please dial (877)-548-7914, or outside the U.S. (719) 325-4934, at least five minutes prior to the start time. A live webcast and replay will also be available at http://investors.divx.com. An audio replay of today’s conference call will be available from 7:30 p.m. ET or 4:30 p.m. PT on March 11, 2008 until midnight March 25, 2008 by dialing (888) 203-1112 or (719) 457-0820 with the replay passcode 8353481.

About DivX

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment — the PC, the television and mobile devices. Over 100 million DivX Certified devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, reference to the Company’s focus for 2008, the Company’s position in the digital media space, plans for expanding the Company’s core licensing business, expectations for DivX Connected, plans for extending the Company’s content licensing partnerships, and anticipated financial results for the first quarter and full year 2008. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; the risk that the Company’s financial performance in the first quarter and full year 2008 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s quarterly report on Form 10-Q filed with the SEC on November 14, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and diluted earnings per share, which excludes non-cash share-based compensation expense, costs related to the operation of Stage6, asset impairment charges, amortization of purchased intangible assets and income tax benefits on adjustments to tax reserves and the elimination of the valuation allowance on deferred tax assets. This non-GAAP information is provided to enhance the reader’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, DivX believes this information provides useful comparative data by excluding non-cash share-based compensation expense, which is not consistent from period to period. Also, DivX believes that the exclusion of Stage6 expenses, asset impairment charges, amortization of purchased intangible assets and income tax benefits provides useful comparative data by reflecting DivX’s business operations in a manner that is consistent with expected future operations. Management has historically used non-GAAP net income and non-GAAP net income per share when evaluating operating performance because we believe the exclusion of the items described above provides an additional measure of our core operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

The Company continues to evaluate the factors that might impact non-cash share-based compensation expense and accruals for income tax expense. The non-cash share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact the Company’s deferred tax assets are expected to vary from period to period, also making the Company’s effective tax rate difficult to estimate.

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DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31, 2006	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,310	$14,532
Restricted cash	270	—
Marketable securities	62,331	126,503
Accounts receivable, net	6,939	10,397
Deferred tax assets, net	937	2,699
Prepaid expenses and other current assets	2,034	5,317

Total current assets	158,821	159,448

Property and equipment, net	3,488	5,402
Deferred tax assets, net	1,363	5,354
Acquired Intangible Assets	—	14,261
Goodwill	—	12,150
Other assets	714	5,423

Total assets	$164,386	$202,038

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,189	$2,808
Accrued expenses	4,959	11,061
Deferred revenue	4,654	7,170
Deferred tax liability	—	4,269

Total current liabilities	11,802	25,308
Long-term liabilities	1,673	1,290

Total liabilities	13,475	26,598
Stockholders’ equity	150,911	175,440

Total liabilities and stockholders’ equity	$164,386	$202,038

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,			Year ended December 31,
	2006		2007	2006		2007
Net revenues:
Technology licensing	$13,433		$18,344	$47,324		$66,345
Media and other distribution and services	3,224		6,126	12,001		18,517

Total net revenues	16,657		24,470	59,325		84,862

Cost of revenue:
Cost of technology licensing	757		1,236	2,995		3,778
Cost of media and other distribution and services (1)	316		149	993		701

Total cost of revenues	1,073		1,385	3,988		4,479

Gross margin	15,584		23,085	55,337		80,383

Operating expenses:
Selling, general and administrative (1) (2)	7,597		19,368	25,971		58,315
Product development (1) (2)	4,321		5,647	15,353		18,738
Impairment of acquired intangibles	—		750	—		2,973

Total operating expenses	11,918		25,765	41,324		80,026

Income (loss) from operations	3,666		(2,680)	14,013		357
Interest income	1,911		1,927	3,060		7,883
Interest expense and other	(14)		(5)	(71)		(6)

Income before income taxes	5,563		(758)	17,002		8,234
Income tax provision	(1,832)		(4,487)	562		(974)

Net income	$7,395		$3,729	$16,440		$9,208

Basic net income per share	$0.22		$0.11	$0.70		$0.27

Diluted net income per share	$0.21		$0.11	$0.61		$0.26

Shares used to compute basic net income per share	32,967		34,587	15,231		33,939

Shares used to compute diluted net income per share	35,419		35,476	17,653		35,415

(1) Includes stock-based compensation as follows:

Cost of revenues	$1		$—	$4		$2
Selling, general and administrative	512		5,700	1,528		9,761
Product development	387		667	822		1,995

Total stock-based compensation	$900		$6,367	$2,354		$11,758

(2) Includes Stage6 operating costs as follows:

Selling, general and administrative	$—	*	$3,007	$—	*	$9,824
Product development	—	*	476	—	*	1,036

Total Stage6 operating costs	$—		$3,483	$—		$10,860

*	Stage6 operating costs during the 2006 periods were not material.

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2006	2007	2006	2007
Net Income:
GAAP net income	$7,395	$3,729	$16,440	$9,208
Share-based compensation	900	6,367	2,354	11,758
Stage6 operating costs	— *	3,482	— *	10,859
Impairment of acquired intangibles	—	750	—	2,973
Amortization of puchased intangible assets	—	271	—	271
Income tax benefit on adjustments to tax reserves and the elimination of the valuation allowance on deferred tax assets	(4,099)	(4,630)	(7,652)	(4,630)
Income tax effects of pre-tax adjustments	(351)	(4,348)	(918)	(10,345)

Non-GAAP net income	$3,845	$5,621	$10,224	$20,095

Diluted earnings per share:
GAAP diluted earnings per share	$0.21	$0.11	$0.61	$0.26
Share-based compensation	0.03	0.18	0.13	0.33
Stage6 operating costs	— *	0.10	— *	0.31
Impairment of acquired intangibles	—	0.02	—	0.08
Amortization of puchased intangible assets	—	0.01	—	0.01
Income tax benefit on adjustments to tax reserves and the elimination of the valuation allowance on deferred tax assets	(0.12)	(0.13)	(0.43)	(0.13)
Income tax effects of pre-tax adjustments	(0.01)	(0.12)	(0.05)	(0.29)

Non-GAAP diluted earnings per share	$0.11	$0.16	$0.26	$0.57

Non-GAAP shares used to compute diluted net income per share	35,419	35,476	17,653	35,415

The following table sets forth the computation of Non- GAAP basic and diluted net income per share:

Numerator:
Net income	$3,845	$5,621	$10,224	$20,095
Income allocable to preferred stockholders	—	—	(5,704)	—

Net income allocable common stockholders	$3,845	$5,621	$4,520	$20,095

Denominator:
Weighted- average common shares outstanding (basic)	32,967	34,587	15,231	35,939

Weighted-average common shares outstanding (diluted)	35,419	35,476	17,653	35,415

Basic net income per share	$0.12	$0.16	$0.30	$0.59

Diluted net income per share	$0.11	$0.16	$0.26	$0.57

				—

*	Stage6 operating costs during the 2006 periods were not material.

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2006	2007	2006	2007
	(unaudited)		(unaudited)
Net cash (used in) provided by operating activities	$4,353	$(729)	$16,775	$17,193
Net cash used in investing activities	(62,522)	(24,381)	(64,206)	(91,928)
Net cash (used in) provided by financing activities	(1,914)	672	108,706	2,957

Net increase (decrease) in cash and cash equivalents	(60,083)	(24,438)	61,275	(71,778)
Cash and cash equivalents at beginning of period	146,393	38,970	25,035	86,310

Cash and cash equivalents at end of period	$86,310	$14,532	$86,310	$14,532